Exhibit 21.1
SUBSIDIARIES OF CHC GROUP LTD.
The following table sets forth the name and state or other jurisdiction of incorporation of CHC Group Ltd.’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by CHC Group Ltd. and does business under its corporate name.

38286 Bermuda Ltd.	Bermuda
BHH - Brazilian Helicopter Holdings SA*	Brazil
BHS - Brazilian Helicopter Services Taxi Aereo SA*	Brazil
Brintel Helicopters Limited	Scotland
CHC Philippines, Inc.**	Philippines
Capital Aviation Services B.V.	Netherlands
CHC Helicopters (Mauritius) Limited	Mauritius
CHC Cayman Investments I Ltd.	Cayman Islands
CHC Cayman Investments II Ltd.	Cayman Islands
CHC Den Helder B.V.	Netherlands
CHC Denmark ApS**	Denmark
CHC Global Operations (2008) ULC	British Columbia, Canada
CHC Global Operations Canada (2008) ULC	British Columbia, Canada
CHC Global Operations International ULC	British Columbia, Canada
CHC Helicopter Holding S.à r.l.	Luxembourg
CHC Helicopter S.A.	Luxembourg
CHC Helicopter Support Services (US) Inc.	Delaware, USA
CHC Helicopter Tanzania Limited	Tanzania
CHC Helicopters (Africa) (Pty) Ltd.	South Africa
CHC Helicopters (Africa) Equatorial Guinea Inc.*	Equatorial Guinea
CHC Helicopters (Barbados) Limited	Barbados
CHC Helicopters Canada Inc.**	Canada
CHC Helicopters Netherlands B.V.**	Netherlands
CHC Helikopter Service AS**	Norway
CHC Holding (UK) Limited	Scotland
CHC Holding NL B.V.	Netherlands
CHC Hoofddorp B.V.	Netherlands
CHC Ireland Limited**	Ireland
CHC Labuan Inc.	Malaysia
CHC Leasing (Barbados) Limited	Barbados
CHC Leasing (Ireland) Limited	Ireland
CHC Netherlands B.V.	Netherlands
CHC Norway Acquisition Co AS	Norway
CHC Reinsurance S.A.	Luxembourg
CHC Scotia Limited**	England and Wales
CHC South East Asia Company Limited*	Thailand
Court Air (Proprietary) Limited	South Africa
Court Helicopter Services (Proprietary) Limited	South Africa
EEA Helicopter Operations B.V.**	Netherlands
Den Helder Airport (CV)*	Netherlands
CHC Helicopter Holding (Cayman) Limited	Cayman

Heli-One (Netherlands) B.V.	Netherlands
Heli-One (Norway) AS	Norway
Heli-One (U.S.) Inc.	Delaware, USA
Heli-One (UK) Limited	Scotland
Heli-One American Support, LLC	Delaware, USA
Heli-One Canada ULC	British Columbia, Canada
Heli-One Holdings (UK) Limited	England & Wales
Heli-One Leasing (Norway) AS	Norway
Heli-One Leasing ULC	British Columbia, Canada
Heli-One USA Inc.	Texas, USA
Heliworld Leasing Limited	England & Wales
Horizon I Participações Ltda.*	Brazil
Integra Leasing AS	Norway
Lloyd Bass Strait Helicopters Pty. Ltd.	Australia
Lloyd Helicopter Services Limited	Scotland
Lloyd Helicopter Services Pty. Ltd.	Australia
Lloyd Helicopters International Pty. Ltd.	Australia
Lloyd Helicopters Pty. Ltd.	Australia
CHC Helicopter Australia Pty Ltd	Australia
Management Aviation Limited	England and Wales
Nigeravia S.A.**	Niger
OSCO & CHL Arabian Co. Ltd.*	Saudi Arabia
Heli-One (Poland) Sp. z o.o.	Poland
Schreiner Airtax Argentina S.A.**	Argentina
Schreiner Airways Panama Operating S.A.	Panama
Schreiner Airways Panama S.A.	Panama
Servicio Aero Litoral Ltda.**	Chile
Thai Aviation Services Limited**	Thailand
Vinland Denmark ApS	Denmark
6922767 Holding S.à r.l.	Luxembourg
CHC Helicopter (1) S.à r.l.	Luxembourg
CHC Helicopter (2) S.à r.l.	Luxembourg
CHC Helicopter (3) S.à r.l.	Luxembourg
CHC Helicopter (4) S.à r.l.	Luxembourg
CHC Helicopter (5) S.à r.l.	Luxembourg
CHC Helicópteros, Limitada*	Mozambique
CHC Cayman ABL Parent Ltd.	Cayman Islands
CHC Cayman ABL Holdings Ltd.	Cayman Islands
CHC Cayman ABL Borrower Ltd.	Cayman Islands
CHC Helicopters (Barbados) SRL	Barbados
CHC Global Operations International Ltd.	Mauritius
CHC Global Operations International SARL	Senegal
CHC Helicopter (Ghana) Limited*	Ghana
1069753 B.C. Unlimited Liability Company	British Columbia, Canada

*	CHC Group Ltd. directly or indirectly owns a majority of the outstanding shares or interests.

**	CHC Group Ltd. directly or indirectly owns less than 50% of the outstanding shares or interests.